UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

___________________________

Definitive Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

___________________________

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

ONCOLOGIX TECH, INC.

(Name of Registrant Specified in Charter)

Payment of filing fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: N/A
(2)	Aggregate number of securities to which transactions applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A

☐ Fee paid previously with preliminary materials

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: $0
(2)	Form, schedule or registration statement no.: N/A
(3)	Filing party: N/A
(4)	Date filed: N/A

ONCOLOGIX TECH, INC.

P.O. Box 8832

Grand Rapids, MI 49518-8832

(616) 977-9933

Fax: (616) 977-9955

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Amendment") to increase the total authorized common stock from 200 million shares of common stock, par value $0.001, to 750 million shares of common stock (the "Increase in Common Stock") and to approve the 2013 Omnibus Incentive Plan.

Oncologix Tech, Inc. obtained the written consents representing 56.30% of the Company’s voting power on January 27, 2014 approving the above-mentioned corporate actions. Pursuant to Rule 14C-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective and any required state filings effectuating the corporate actions will not be filed with the Secretary of State for the State of Nevada until twenty (20) days after the date of a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of United States federal securities laws. This Information Statement is being mailed on or about February 10, 2014 to all stockholders of record as of the close of business on January 30th, 2014. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about February 10, 2014, to shareholders of record on January 30, 2014.

Description of Amendment to Article 4 of the Articles of Incorporation.

The Company’s Articles of Incorporation are amended to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 750,000,000. The first paragraph of Article 4 of the Company’s Articles of Incorporation is to be deleted in its entirety and amended so as to read as follows:

4.	“The authorized capital stock of this corporation shall be seven hundred fifty million (750,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value.

The proposed Certificate of Amendment is attached hereto as Exhibit A.

We believe it is necessary to authorize an additional 550,000,000 shares of common stock for sufficient future fund raising needs. Currently we estimate that we will need $1,500,000 in funds for the next year of operations. The purpose of this proposed increase in authorized common stock is to make available additional shares of common stock for issuance in subsequent financing activities, acquisitions and other corporate purposes, without the requirement of further action by the shareholders of the Company.  More specifically, the Company expects to use some of the newly authorized shares of common stock as follows:

1)Secure additional long-term financing to continue the Company’s new technology development in medical device and to place that technology into production in the second quarter of 2014;

2)Enter into strategic acquisitions of entities that can assist the Company in furthering its personal care services segment to provide additional revenue resources; and

3)Eliminate a substantial portion of debt and payables currently on the Company’s balance sheet, much of which is anticipated to be converted to shares of common stock at above-market prices as of the respective dates of conversion.

Adoption of the 2013 Omnibus Incentive Plan

Purposes of the 2013 Omnibus Incentive Plan

The purpose of the 2013 Stock Option Plan is to further our growth and financial success by providing additional incentives to selected employees, directors and consultants of us and our Affiliates (referred to collectively as "Eligible Persons") by providing incentives for Eligible Persons to exert maximum efforts for the success of us and our Affiliates. For the complete version of our 2013 Omnibus Incentive Plan, please review our registration statement on Form S-8, which was filed with the Securities Exchange Commission on May 28, 2013.

Date: February 7, 2014	Oncologix, Inc.
	By	/s/ Roy Wayne Erwin
Name: Roy Wayne Erwin Title: Chief Executive Officer

ONCOLOGIX TECH, INC.

PO Box 8832

Grand Rapids, MI 49518

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Oncologix Tech, Inc. (the "Company") as of January 30, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment and the Increase in Common Shares and to approve the 2013 Omnibus Incentive Plan.

"We," "us," "our," the “Registrant” and the "Company" refers to Oncologix Tech, Inc., a Nevada corporation.

SUMMARY OF CORPORATE ACTIONS

ITEM 1

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of the Company in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the Board of Directors of the Company to amend the articles of incorporation of the Company (the "Amendment") to effectuate an increase in the authorized common stock from 200 million shares of common stock to 750 million shares of common stock (the "Increase in Common Stock").  On January 30, 2014, the Company obtained the approval of the Amendment and the Increase in Common Stock by written consent of the stockholders, which by virtue of the Company’s Articles of Incorporation and Certificate of Designation, have the power to vote 56.30% of the common shares of the Company in all matters brought before the shareholders. Furthermore, the company obtained the approval of our 2013 Omnibus Incentive Plan.

The Amendment and the Increase in Common Stock cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Nevada with respect to the Amendment and the Increase in Common Stock. The amendment to the Articles of Incorporation is to effectuate the Increase in Common Stock.

The date on which this Information Statement will be sent to stockholders will be on or about February 10, 2014 and is being furnished to all holders of the common stock of the Company on record as of January 30, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Annual Report on Form 10-K for fiscal year ended August 31, 2013 and the Quarterly Reports on Form 10-Q for the quarter ended November 30, 2013, and the Current Reports on Form 8-K filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (616) 977-9933. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Corporations Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment and the Increase in Common Stock and to approve the 2013 Omnibus Incentive Plan. The Company’s Articles of Incorporation does not authorize cumulative voting. As of January 27, 2014, the Company had 94,172,904 voting shares of common stock issued and outstanding and 23,425,600 votes represented by shares of Series D Convertible Preferred Stock issued and outstanding.

PROPOSAL 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE COMMON STOCK OF THE CORPORATION

Purpose and Effect of Amendment

On January 27, 2014, our Board of Directors and a majority of the voting power of our common and preferred stock shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment to the Company's Articles to increase the authorized common stock of the Company from 200 million shares of common stock to 750 million shares of common stock.

The purpose of this proposed increase in authorized common stock is to make available additional shares of common stock for issuance in subsequent financing activities, acquisitions and other corporate purposes, without the requirement of further action by the shareholders of the Company.  More specifically, the Company expects to use some of the newly authorized shares of common stock as follows:

1)Secure additional long-term financing to continue the Company’s new technology development in medical device and to place that technology into production in the second quarter of 2014;

2)Enter into strategic acquisitions of entities that can assist the Company in furthering its personal care services segment to provide additional revenue resources; and

3)Eliminate a substantial portion of debt and payables currently on the Company’s balance sheet, much of which is anticipated to be converted to shares of common stock at above-market prices as of the respective dates of conversion.

The Company is investigating additional sources of financing and strategic acquisitions which the Board of Directors believes will be in the best interests of our shareholders. We also seek to exchange indebtedness for stock to make our balance sheet more attractive to investors, which management believes is necessary for our future growth and success.  Increasing the authorized number of shares of common stock of the Company will provide greater flexibility and allow the issuance of additional shares of common stock in most these cases without the expense or delay of seeking further approval from the shareholders.

We have no commitments or specific plans for any of the foregoing and no assurance is given that any of those events will occur.

As of January 27, 2014, we had approximately 94 million shares of common stock issued and outstanding, 79 thousand shares of Series D Convertible Preferred Stock exclusive of approximately 21 million warrants and options that could be exercised in the future, and an estimated 1 million shares for the conversion of convertible note obligations.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized common stock, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.  The Board of Directors has no current intention of using the newly authorized shares for this purpose.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Increase in Common Stock with the Secretary of State of Nevada. The Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Common Stock Amendment and the Company will not independently provide shareholders with any such right.

PROPOSAL 2

APPROVAL OF 2013 OMNIBUS INCENTIVE PLAN

Description and Purpose of the Plan

Oncologix Tech, Inc. ., a Nevada corporation (the “Company”), desires to establish several types of incentive plans in one plan thus giving it the flexibility to reward and incentivize employees, officers, directors and consultants in various manners. Rather than establishing several plans, the Company is establishing this Oncologix Tech, Inc. 2013 Omnibus Incentive Plan (the “Plan”).

The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, Non-Employee Directors, and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants. For the complete version of our 2013 Omnibus Incentive Plan, please review our registration statement on Form S-8, which was filed with the Securities Exchange Commission on May 28, 2013.

BOARD OF DIRECTORS’ RECOMMENDATION

AND STOCKHOLDER APPROVAL

On January 27, 2014, our Board of Directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to effect the Increase in Common Stock. In the absence of a meeting, the affirmative consent of holders was required to approve the Increase in Common Stock of the Company.  Because holders of all shares of common and preferred stock signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Increase in Common Stock. The Amendment and the Increase in Common Stock will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

QUESTIONS AND ANSWERS REGARDING

THE PROPOSED INCREASE IN COMMON STOCK

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO AFFECT THE PROPOSED INCREASE IN COMMON STOCK?

A. All members of the Board of Directors have approved the proposal to authorize the board to effectuate the Increase in Common Stock as is in the best interests of the Company and the best interests of the current shareholders of the Company.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal the affirmative vote of a majority of the potential votes cast as stock holders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting power of the Company.

Q. WHAT WILL I RECEIVE IF THE AMENDMENT IS COMPLETED?

A. The Amendment will only modify the Articles of Incorporation.

Q. WHEN DO YOU EXPECT THE AMENDMENT TO BECOME EFFECTIVE?

A. The Amendment will become effective upon the filing of the Amendment with the Secretary of State of Nevada. We expect to file the Amendment with the Secretary of State of Nevada no less than 20 days after this Information Statement has been sent to you.

Q. WHY AM I NOT BEING ASKED TO VOTE?

A. The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q. WHAT DO I NEED TO DO NOW?

A. You do not need to do anything. This Information Statement is purely for your information and does not require or request you to do anything.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Roy Wayne Erwin, CEO and Chairman of the Company.

VOTE REQUIRED FOR APPROVAL

In accordance with the Nevada Corporations Law, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting control of the shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Increase in Common Stock and the approval of the 2013 Omnibus Incentive Plan. The Company obtained the written consents representing 56.30% of the Company’s voting power on January 27, 2014 approving the above-mentioned corporate actions. Pursuant to Rule 14C-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective and any required state filings effectuating the corporate actions will not be filed with the Secretary of State for the State of Nevada until twenty (20) days after the date of a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on January 30, 2014 as the record date for the determination of holders of our common stock to receive this Information Statement.

At the record date, the Company had 200 million shares of common stock authorized with a stated par value of $0.001, of which approximately 94 million shares of common stock were issued and outstanding, excluding warrants, options and shares estimated for the conversion of notes. The holders of shares of common stock are entitled to one vote per share on matters to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock (if provided in the stock’s Certificate of Designation), must comply with the provisions of the Nevada Corporations Law and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of January 30, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of January 30, 2014, there were 94,172,904 shares of common stock issued and outstanding.

The following table sets forth as of January 30, 2014, certain information with regard to the beneficial ownership of our common stock held by (i) each shareholder known by us to beneficially own 5% or more of our outstanding common stock, (ii) each director individually, (iii) the named executive officers and (iv) all of our officers and directors as a group:

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner (2)	of Beneficial Owner (1)		of Class (1)(3)

Common Stock	Roy Wayne Erwin	58,464,000	(4)	38.30%

Common Stock	Michael Kramarz	2,112,750	(5)	2.19%

Common Stock	Barry Griffith	225,000	(6)	0.24%

Common Stock	Vickie Hart	1,600,000	(7)	1.67%

Common Stock	Anthony Silverman	6,222,395	(8)	6.61%
	7625 E Via Del Reposo
	Scottsdale, AZ 85028

Common Stock	Donald Schreifels	26,318,570	(9)	25.89%
	6900 Wedgewood Drive, #340
	Minneapolis, MN 55311

	All directors and executive officers as a group
Common Stock	(four persons)	62,401,750		39.90%

Less than 1%

(1)	Unless otherwise noted, the address of each holder is P.O. Box 8832, Grand Rapids, MI 49518-8832.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from January 30, 2014 through the exercise of any option, warrant or other right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are deemed outstanding solely for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.
(3)	The amounts and percentages in the table are based upon 96,672,904 shares of Common Stock outstanding as of November 8, 2013.
(4)	Includes 2,400,000 shares subject to vested options and an indirect interest in 56,064 shares of Series D Convertible Preferred Stock, each share convertible into 1,000 shares of the Company’s common stock and are held by Clearview Medical LLC, .
(5)	Includes 2,112,750 shares subject to vested options.
(6)	Includes 25,000 shares subject to vested options, direct ownership of 200,000 shares of stock underlying units held.
(7)	Includes 1,600,000 shares subject to vested options.
(8)	Includes 3,500 shares subject to vested options, direct ownership of 6,218,895 shares
(9)	Includes direct ownership of 18,818,750 shares of common stock and direct ownership of 7,500,000 three-year warrants to purchase common stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders. Certain directors and executive officers of the Company may be issued shares provided in the Amendment to Increase the Common Stock in return for the elimination of their debt to the Company and deferred salary. This conversion is anticipated to be effectuated at prices above the market price for the Company’s common stock at the time of conversion.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Date: February 7, 2014	By order of the Board of Directors
	By	/s/ Roy Wayne Erwin
Name: Roy Wayne Erwin Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ONCOLOGIX TECH, INC.

Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes, the undersigned corporation, Oncologix Tech, Inc., a Nevada corporation, submits the following Certificate of Amendment for filing:

1.	The name of the corporation is Oncologix Tech, Inc.
2.	The first paragraph of Article 4 of the Company’s Articles of Incorporation is to be deleted in its entirety and amended so as to read as follows:

Article 4. The authorized capital stock of this corporation shall be seven hundred fifty million (750,000,000) shares of common stock, $.001 par value per share (the “Common Stock”), and ten million (10,000,000) shares of preferred stock, $.001 par value per share, (the “Preferred Stock”). Such shares of the corporation’s capital stock may be issued from time to time for such consideration as may be fixed by the Board of Directors.

3.	The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 56.30%.

IN WITNESS WHEREOF, Oncologix Tech, Inc., a Nevada corporation, has caused this Certificate of Amendment to be signed in its name and on its behalf, on this ____ day of February, 2014.

Date: February 7, 2014	Oncologix, Inc.
	By	/s/ Roy Wayne Erwin
Name: Roy Wayne Erwin Title: President & CEO